SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 17, 2005

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, and telephone number	I.R.S. Employer Identification Number
1-3382	Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. 410 South Wilmington Street Raleigh, North Carolina 27601-1748 Telephone: (919) 546-6411 State of Incorporation: North Carolina	56-0165465

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

(a) UNDERWRITING AGREEMENT. The Registrant has entered into an Underwriting Agreement, dated March 17, 2005 by and among the Registrant and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters, in connection with the offering of $300,000,000 aggregate principal amount of the Registrant’s First Mortgage Bonds, 5.15% Series due 2015, and $200,000,000 aggregate principal amount of the Registrant’s First Mortgage Bonds, 5.70% Series due 2035, registered with the Securities and Exchange Commission on Form S-3 (Reg. No. 333-103973). A copy of the Underwriting Agreement is filed herewith as Exhibit 1.

(b) SEVENTY-THIRD SUPPLEMENTAL INDENTURE. The Registrant has entered into a Seventy-third Supplemental Indenture, dated as of March 1, 2005, to its Mortgage and Deed of Trust, dated May 1, 1940, as supplemented, (the “Mortgage”), with The Bank of New York (formerly Irving Trust Company) and Frederick G. Herbst (Douglas J. MacInnes, successor), as trustees, in connection with the issuance of the Registrant’s First Mortgage Bonds, 5.15% Series due 2015 and 5.70% Series due 2035. A copy of the Seventy-third Supplemental Indenture to the Mortgage is filed herewith as Exhibit 4.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
1	Underwriting Agreement, dated March 17, 2005, by and among the Registrant and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters.

4	Seventy-third Supplemental Indenture, dated as of March 1, 2005, to the Registrant’s Mortgage and Deed of Trust, dated May 1, 1940, as supplemented, (the “Mortgage”), with The Bank of New York (formerly Irving Trust Company) and Frederick G. Herbst (Douglas J. MacInnes, successor), as trustees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA POWER & LIGHT COMPANY d/b/a PROGRESS ENERGY CAROLINAS, INC.

Registrant

By:	/s/ Geoffrey S. Chatas
Geoffrey S. Chatas
Executive Vice President and
Chief Financial Officer

Date: March 22, 2005